UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 7, 2023

(Date of earliest event reported)

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	GAIN	The Nasdaq Stock Market LLC
5.00% Notes due 2026	GAINN	The Nasdaq Stock Market LLC
4.875% Notes due 2028	GAINZ	The Nasdaq Stock Market LLC
8.00% Notes due 2028	GAINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 7, 2023, Gladstone Investment Corporation (the “Company”) entered into a sales agreement, (the “B. Riley Sales Agreement”), with Gladstone Management Corporation, Gladstone Administration, LLC, and B. Riley Securities, Inc. (the “B. Riley”), providing for the issuance of up to an aggregate of $50 million of its common stock, par value $0.001 per share (the “Shares”). The Shares will be offered pursuant to the Company’s registration statement on Form N-2 (File No. 333-259302) declared effective by the Securities and Exchange Commission on October 15, 2021 and the base prospectus dated October 15, 2021 and prospectus supplement dated August 15, 2022, as supplemented on August 7, 2023. Subject to the terms of the B. Riley Sales Agreement, B. Riley is not required to sell any specific number or dollar amount of securities but will act as the Company’s sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between B. Riley and the Company.

B. Riley will be entitled to compensation under the terms of the B. Riley Sales Agreement at a commission of up to 2.0% of the gross sales price per Share sold pursuant to the B. Riley Sales Agreement. In connection with the sale of Shares on the Company’s behalf, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. The Company has also agreed to provide indemnification and contribution to B. Riley against certain civil liabilities, including liabilities under the Securities Act.

In addition, on August 7, 2023, the Company entered into separate amendments (the “Amendments”) to (i) the Sales Agreement dated August 15, 2022 by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC, and Oppenheimer & Co. Inc. (the “Oppenheimer Sales Agreement”) and (ii) the Sales Agreement dated August 15, 2022 by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC, and Virtu Americas LLC (the “Virtu Sales Agreement”). The Amendments modify each of the Oppenheimer Sales Agreement and the Virtu Sales Agreement to include B. Riley as an “Other Agent” under each of the Oppenheimer Sales Agreement and the Virtu Sales Agreement (Oppenheimer & Co., Virtu Americas and B. Riley, collectively referred to as the “Sales Agents”).

The foregoing description of the B. Riley Sales Agreement and the Amendments is not complete and is qualified in its entirety by reference to the full text of the B. Riley Sales Agreement and the Amendments, which are filed as Exhibits 1.1, 1.2 and 1.3 to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

On August 7, 2023, Kirkland & Ellis LLP delivered its legality opinion with respect to the Shares to be sold pursuant to the supplement, the prospectus supplement and accompanying prospectus, which is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated as of August 7, 2023, by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and B. Riley Securities Inc.

1.2	First Amendment to Sales Agreement, dated as of August 7, 2023, by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and Oppenheimer & Co. Inc.

1.3	First Amendment to Sales Agreement, dated as of August 7, 2023, by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and Virtu Americas LLC.

5.1	Opinion of Kirkland & Ellis LLP, dated August 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2023	Gladstone Investment Corporation

	By:	/s/ Rachael Easton
Rachael Easton
Chief Financial Officer & Treasurer